UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2019

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 Heartland Boulevard, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 586-5200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CVU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed, on December 20, 2018, CPI Aerostructures, Inc. (the “Company”) completed its acquisition of Welding Metallurgy, Inc. and Compac Development Corporation pursuant to the terms of a Stock Purchase Agreement dated as of March 21, 2018 (as amended, the “SPA”) between the Company and Air Industries Group (“Air”). Pursuant to the SPA, as consideration for the acquisition, the Company paid to Air an aggregate of $7.9 million, of which $2 million was placed in escrow at closing to be applied against post-closing working capital adjustments and indemnification obligations of Air. The escrowed funds are governed by the terms of the SPA and an escrow agreement entered into between the Company and Air on December 20, 2018 (“Escrow Agreement”).

In accordance with the terms of the SPA, the Company calculated a post-closing working capital adjustment, to which Air formally objected. Pursuant to the terms of the SPA, the Company and Air then submitted the working capital adjustment to BDO USA, LLP (“BDO”) for binding resolution.

On September 3, 2019, BDO resolved the dispute in favor of the Company. In accordance with the SPA and the Escrow Agreement, following BDO’s resolution, Air was required to join the Company in instructing the escrow agent to release the entire escrow fund to the Company and to pay the Company an additional $2,145,870 representing the excess of the working capital adjustment amount above the escrow amount, for a total post-closing adjustment of $4,145,870. Air has failed to do so.

On September 27, 2019, the Company filed a notice of motion in the Supreme Court of the State of New York, County of New York, against Air seeking, among other things, an order of specific performance requiring Air to comply with its obligations under the SPA and Escrow Agreement and a judgment against Air in the amount of approximately $4.2 million.

The SPA was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 22, 2018. The Order and Amendment to the Stock Purchase Agreement, dated November 9, 2018, was included as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2018. The Second Amendment to the SPA was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 27, 2018. The description of the SPA contained herein does not purport to be complete, and is qualified in its entirety by reference to the SPA, the Order and Amendment, and the Second Amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2019	CPI AEROSTRUCTURES, INC.

	By:	/s/ Vincent Palazzolo
Vincent Palazzolo Chief Financial Officer